Exhibit 99.1

IT Tech Packaging, Inc. Announces Effectiveness of Reverse Stock Split

BAODING, China, July 7, 2022 /PRNewswire/ -- IT Tech Packaging, Inc. (NYSE American: ITP) (“IT Tech Packaging” or the “Company”), a leading manufacturer and distributor of diversified paper products in North China, announced today that, its 1-for-10 reverse stock split (the “Reverse Stock Split”), which the Company previously disclosed was approved by the Board of Directors on June 27, 2022 is effective as of 5:00PM EST today on July 7, 2022 (the “Effective Date”), and will be reflected in the marketplace at market open on July 8, 2022.

The Reverse Stock Split, under applicable Nevada law (Nevada Revised Statutes (“NRS”) Section 78.207), proportionately adjusted both the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock. The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) pursuant to NRS Section 78.209 with the Secretary of State of the State of Nevada on the Effective Date. As a result of the filing of the Certificate, the number of shares of the Company’s authorized common stock was reduced from 500,000,000 shares to 50,000,000 shares and the issued and outstanding number of shares of the Company’s common stock was correspondingly decreased.

On the Effective Date, the total number of shares of common stock held by each stockholder of the Company will be converted automatically into the number of shares of common stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 10, with such resulting number of shares rounded up to the nearest whole share. No fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Empire Stock Transfer. Empire Stock Transfer, at the address set forth below, will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

Empire Stock Transfer

1859 Whitney Mesa Dr,

Henderson, NV 89014

About IT Tech Packaging, Inc.

Founded in 1996, IT Tech Packaging, Inc. is a leading manufacturer and distributor of diversified paper products and single-use face masks in North China. Using recycled paper as its primary raw material (with the exception of its tissue paper products), ITP produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and tissue paper products. With production based in Baoding and Xingtai in North China’s Hebei Province, ITP is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country. ITP has been listed on the NYSE American since December 2009. For more information, please visit: http://www.itpackaging.cn/.

Forward-looking Statement

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

For more information, please contact:

At the Company

Email: ir@itpackaging.cn
Tel: +86 312 8698215

Investor Relations
Ascent Investor Relations LLC Ms. Tina Xiao
Email: tina.xiao@ascent-ir.com
Tel: +1-917-609-0333